UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2016
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On September 28, 2016, Progress Software Corporation ("Progress") issued a press release announcing its financial results for the fiscal third quarter ended August 31, 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference into any other filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Section 8 - Other Events

Item 8.01 Other Events

On September 27, 2016, the Progress Board of Directors approved the payment of a quarterly cash dividend to Progress shareholders. A quarterly dividend of $0.125 per share of common stock will be paid on December 15, 2016 to shareholders of record as of the close of business on December 1, 2016. On September 28, 2016, Progress issued a press release announcing the initiation of the quarterly dividend payment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated September 28, 2016 announcing its financial results for the fiscal third quarter ended August 31, 2016
99.2	Press release issued by Progress Software Corporation dated September 28, 2016 announcing the initiation of the quarterly dividend payment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 28, 2016	Progress Software Corporation

		By:	/s/ STEPHEN H. FABERMAN
Stephen H. Faberman
Chief Legal Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Progress Software Corporation dated September 28, 2016 announcing its financial results for the fiscal third quarter ended August 31, 2016
99.2	Press release issued by Progress Software Corporation dated September 28, 2016 announcing the initiation of the quarterly dividend payment